© 2025 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc. Broadridge.com CONFIDENTIAL INFORMATION Solicitation Script (Inbound and Outbound) CLIENT NAME: P.I.A. Funds – PHYSX ADJOURNED MEETING DATE: September 22, 2026 DEDICATED TOLL-FREE NUMBER: 877-788-1779 INBOUND GREETING: Thank you for calling the Broadridge Proxy Services Center for the P.I.A. Funds, my name is <Agent Name>. How may I assist you today? ADJOURNMENT OUTBOUND GREETING: Hello, may I please speak with Mr./Ms. <full name as it appears on registration>? Hello. <Shareholder’s First Name>, my name is <Agent Name> and I am calling on a recorded line regarding your investment in the P.I.A. High Yield Fund. Materials were sent to you for the upcoming Meeting of shareholders which has been adjourned to September 22, 2026. To date, we have not received your vote on these important matters. <move to Voting> IF SHAREHOLDER RECEIVED MATERIALS AND/OR WANTS TO VOTE: Sure, I can help you with that. Your board has recommended a vote IN FAVOR of the proposal. Would you like to vote along with the recommendations of the board for all of your accounts? Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name. And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code. Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll-free number 877-788-1779. Mr./Ms. <Shareholder’s Last Name>, your vote is important, and your time is appreciated. Thank you and have a good <day, evening, night>. IF UNSURE OF VOTING OR DOES NOT WANT TO VOTE ALONG WITH THE RECOMMENDATION OF THE BOARD: Would you like me to review the proposal with you? <After review, ask them if they would like to vote now over the phone>. IF NOT RECEIVED/REQUESTING MATERIAL TO BE RE-MAILED: I can resend the proxy materials to you, or I can review the proposal with you and record your vote immediately by phone. <Pause for response>

© 2025 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc. Broadridge.com CONFIDENTIAL INFORMATION AFTER REVIEW, ASK THEM IF THEY WOULD LIKE TO VOTE NOW OVER THE PHONE: Your Board recommends that you vote “FOR” the proposal. Would you like to vote along with the recommendations of the Board for all your accounts? IF THEY DON’T WANT PROPOSAL REVIEWED OR IF NOT INTERESTED: Thank you. Please be aware that as a shareholder, your vote is very important. Please note the Fund has provided several ways to return your vote outlined in the proxy materials. Thank you again for your time today. VOTING (ANY VOTE NEEDED): Your board has recommended a vote “FOR” the proposal, or you may choose to vote Against or Abstain and help the company reach quorum. How would you like to vote on your accounts today? And this (for/against/abstain) vote will be for all of your accounts accordingly? REGISTERED HOLDER WANTS A NEW PROXY CARD/OR THEIR CONTROL NUMBER: <send complete contact information name, address, control #, & shares to Broadridge>: Your control number can be found on your proxy card. I can arrange to have a new proxy card sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting. Your board is recommending you vote FOR the proposal. Would you like to vote along with the recommendations of the Board for all your accounts? BENEFICIAL HOLDER WANTS A NEW VIF/OR THEIR CONTROL NUMBER: Your control number can be found on your Vote Instruction Form. You can contact your broker/financial advisor, and they can arrange to have a new voting instruction form sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting. Your board is recommending you vote FOR the proposal. Would you like to vote along with the recommendations of the Board for all your accounts? ANSWERING MACHINE MESSAGE (LIVE AND RECORDED): Hello, my name is <Agent Name> and I am a voting specialist calling in regards of your investment with the P.I.A. High Yield Fund. You should have received proxy material electronically or in the mail concerning the Meeting of Shareholders to be held on September 22, 2026. Your vote is very important. Please note the Fund has provided several ways to return your vote, which are provided in the proxy materials. If you have any questions, would like to vote over the telephone, call toll-free at 877-788-1779. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Thank you for your prompt attention to this matter.

© 2025 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc. Broadridge.com CONFIDENTIAL INFORMATION PRE-RECORDED MESSAGES – CANNOT BE UPDATED INBOUND - CLOSED RECORDING: Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time. Thank you. INBOUND - CALL IN MESSAGE: Thank you for calling the Broadridge Proxy Services Center. This call may be monitored and recorded for training purposes. INBOUND - CALL IN QUEUE MESSAGE: Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other callers. Your call is important to us. Please continue to hold and your call will be answered in the order it was received. END OF CAMPAIGN MESSAGE: Thank you for calling the Broadridge Proxy Services Center. The meeting has been held and as a result, this toll-free number is no longer in service for proxy-related calls. If you have questions regarding your investment, please contact your investment professional. Thank you. Call Center Hours of Operation: Monday through Friday, 9AM to 10PM Eastern Time (ET).